                                                                    EXHIBIT 10.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE SECURITYHOLDERS AGREEMENT DATED AS OF JUNE 28, 1994 AMONG TELCOM VENTURES, L.L.C., LCC, INCORPORATED, TC GROUP, L.L.C., LCC, L.L.C. AND MCI TELECOMMUNICATIONS CORPORATION.

                           SUBORDINATED NOTE DUE 2000

                                                                   June 28, 1994

                                                                     $30,000,000

     TELCOM VENTURES, L.L.C., a Delaware limited liability company (the "Company"), promises to pay to the order of MCI TELECOMMUNICATIONS CORPORATION, a Delaware corporation ("Investor"), at the offices of Investor at 1801 Pennsylvania Ave., N.W., Washington, D.C. 20006 the principal sum of Thirty Million Dollars ($30,000,000), together with all accrued and unpaid interest on this Note, on June 28, 2000. This Subordinated Note Due 2000 (this "Note") has been issued pursuant to the Note Purchase Agreement dated June 28, 1994 (the "Note Purchase Agreement"), among the Company, LCC, L.L.C., a Delaware limited liability company ("LCC"), and Investor. This Note is entitled to the benefits of, and is subject to the terms contained in, the Note Purchase Agreement. Certain defined terms used herein are defined in Section 14 hereof.
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

     1. Interest. The amount outstanding under this Note shall bear interest from June 28, 1994 until repaid in full at an annual rate equal to 6.8%, payable semi-annually in arrears on the last day of each June and December, commencing December 31, 1994. Whenever any payment hereunder becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day.

     2. Method of Payment. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     3.            Exchange.

                 (a) Mandatory Exchange. Unless an Event of Default has occurred and is continuing, this Note will be exchanged, in whole but not in part (except with respect to an exchange pursuant to clause (v) below, which exchange shall be for only that portion of the Membership Interest issuable upon exchange of this Note being sold by Investor pursuant to Section 4.7 of the Securityholders Agreement) for that portion of the Membership Interest held by the Company as of the date hereof which, together with the 8% Membership Interest issuable upon exchange of the LCC Note, would aggregate a 20% (subject to adjustment as provided in paragraph (e) below) Membership Interest in LCC, effective (subject to the provisions of paragraph (f) below) immediately prior to the occurrence of the first to occur of any of the following events: (i) any merger or consolidation of LCC (other than a merger or consolidation in which LCC is the surviving corporation or a merger or consolidation in connection with an Initial Public Offering as contemplated by Section 3.3 of the Securityholders Agreement); (ii) the transfer by the Company of all of its

Membership Interest to a third party pursuant to Section 4.1(b) of the Securityholders Agreement; (iii) any sale or disposition of all or substantially all of the assets of LCC; (iv) the purchase by Investor of any Membership Interest pursuant to Sections 4.1 or 4.2 of the Securityholders Agreement; and (v) the sale by Investor of all or a portion of the Membership Interest deliverable upon exchange of this Note pursuant to Section 4.7 of the Securityholders Agreement. Each of the events referred to in the foregoing clauses (i) through (v) are hereinafter referred to a "Section 3(a) Event." The Company shall furnish to Investor notice of the occurrence of a Section 3(a) Event (other than a Section 3(a) Event referred to in clause (v) above) not later than 30 days prior thereto.

                 (b) At the Option of Investor. This Note may be exchanged, in whole but not in part, at the option of Investor, for that portion of the Membership Interest held by the Company as of the date hereof which, together with the 8% Membership Interest issuable upon exchange of the LCC Note, would aggregate a 20% (subject to adjustment as provided in paragraph
(e) below) Membership Interest in LCC, by written notice of Investor to the Company (i) at any time during the 45 calendar day period commencing on each of the third through fifth anniversaries of the Closing Date, which notice shall set forth the effective date (subject to the provisions of paragraph (f) below) of the exchange which shall be a date not later than 60 days following the date of such notice, (ii) at any time during the period commencing upon the receipt by Investor of the Initial Public Offering Notice and ending on the effective date of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering, which exchange shall be subject to the consummation of the Initial Public Offering and shall be deemed to be effective (subject to the provisions of paragraph (f) below immediately prior to the effectiveness of any Incorporation Transaction effected in connection with the Initial Public Offering as contemplated by
Section 3.3 of the Securityholders Agreement (or if there shall not occur any Incorporation Transaction, immediately prior to the closing of the Initial Public Offering), (iii) if the Company has delivered a Prepayment Notice, at any time on or prior to the Prepayment Date, (iv) if the Company has delivered notice to Investor of the occurrence of a Section 3(a) Event (or Investor has delivered notice to the Company of the exercise of its right referred to in clause (v) of Section 3(a) to cause the Section 3(a) Event referred to in such clause (v)), and at such time there shall have occurred and be continuing an Event of Default, at any time prior to the occurrence of such Section 3(a) Event, or (v) following the third anniversary of the Closing Date, at any time during the 15 Business Day period following the notice by LCC to Investor of the occurrence of any event referred to in Sections 3.3 or 3.4 of the Amended and Restated Limited Liability Company Agreement, provided, however, that this Note may not be exchanged pursuant to this clause (v) unless Investor shall exercise its rights to purchase or sell a Membership Interest under such Sections 3.3 or 3.4, as the case may be (and the effectiveness of any such exercise shall be contingent on the occurrence of such purchase or sale). This Note may not be exchanged by Investor pursuant to this Section 3(b) unless it shall simultaneously exchange the LCC Note pursuant to Section 3(b) thereof. Any exercise by Investor of its rights pursuant to clause (ii) of this Section 3(b) may be revoked by Investor in the event that the Initial Public Offering shall not have been consummated within 120 days of Investor's notice delivered pursuant to such clause (ii).

                 (c) At the Option of Company. Unless an Event of Default has occurred and is continuing, this Note may be exchanged, in whole but not in part, at the option of the Company, for that portion of the Membership Interest held by the Company as of the date hereof which, together with the 8% Membership Interest issuable upon exchange of the LCC Note, would aggregate a 20% (subject to adjustment as provided in paragraph (e) below) Membership Interest in LCC, by written notice of the Company to Investor (i) at any time during the 45 calendar day period commencing 15 days following the termination of each 45 day period during which this Note may be exchanged at the option of Investor pursuant to

Section 3(b)(i) hereof, which notice shall set forth the effective date (subject to the provisions of paragraph (f) below) of the exchange which shall be a date not later than 60 days following the date of such notice, (ii) at any time during the period commencing upon the delivery of the Initial Public Offering which written notice may be included within the Initial Public Offering Notice) and ending on the effective date of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering, which exchange shall be subject to the consummation of the Initial Public Offering and shall be deemed to be effective (subject to the provisions of paragraph (f) below) immediately prior to the effectiveness of any Incorporation Transaction effected in connection with the Initial Public Offering as contemplated by Section 3.3 of the Securityholders Agreement (or if there shall not occur any Incorporation Transaction, immediately prior to the closing of the Initial Public Offering), or (iii) following the third anniversary of the Closing Date, at any time during the 15 Business Day period following the notice by LCC to Investor of the occurrence of any event referred to in Sections 3.3 or 3.4 of the Amended and Restated Limited Liability Company Agreement, provided, however, that this Note may not be exchanged pursuant to this clause (iii) unless Investor shall exercise its rights to purchase or sell a Membership Interest under such Sections 3.3 or 3.4, as the case may be (and the effectiveness of any such exercise shall be contingent on the occurrence of such purchase or sale). This Note may not be exchanged by the Company pursuant to this Section 3(c) unless LCC shall simultaneously exchange the LCC Note pursuant to Section 3(c) thereof. Any exercise by the Company of its rights pursuant to clause (ii) of this Section 3(c) may be revoked by the Company in the event that the Initial Public Offering shall not have been consummated within 120 days of the Company's notice delivered pursuant to such clause (ii).

                 (d) Mutual Agreement of Company and Investor. In addition to the mandatory and optional exchange of this Note pursuant to Sections 3(a), (b) and (c) hereof, this Note may be exchanged for that portion of the Membership Interest held by the Company as of the date hereof which, together with the 8% Membership Interest issuable upon exchange of the LCC Note, would aggregate a 20% (subject to adjustment as provided in paragraph (e) below) Membership Interest in LCC upon the mutual agreement of the Company and Investor.

                 (e) Adjustment of Membership Interest Issuable upon Exchange. Upon the issuance of any additional Membership Interests by LCC following the Closing Date (other than the issuance of a Membership Interest upon exchange of the LCC Note) and prior to the exchange of this Note, the percentage Membership Interest for which this Note may be exchanged shall be adjusted to a percentage equal to the product of the percentage Membership Interest issuable upon exchange of this Note immediately prior to the issuance of such additional Membership Interest times a fraction equal to 100% minus the additional percentage Membership Interest being issued divided by 100%.

                 (f) Consents. Notwithstanding anything to the contrary contained in this Agreement, this Note may not be exchanged for a Membership Interest unless all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or commission or other governmental authority or instrumentality in connection with such exchange, including, without limitation, the expiration or termination of any waiting periods under the HSR Act, have been made or obtained. The Company shall, and by its acceptance of this Note Investor agrees to, use its reasonable efforts to make or, obtain all such consents, approvals, orders, authorities, registrations, declarations or filings as promptly as practicable; provided, however, that in the event that despite the use of such reasonable efforts by the Company and Investor all such consents, approvals, orders, authorizations, registrations, declarations or filings have not been obtained or made within a period of nine months from the date contemplated for exchange of this Note pursuant to Section 3(a) hereof or the date of exercise of the right to exchange this Note pursuant to Sections 3(b) or 3(c) hereof, either Investor or the Company (with respect to an exchange pursuant to Section 3(a)) or the party exercising such right (with respect to an exchange pursuant to Sections 3(b) or (c)), may elect to abandon such exchange in which event this Note shall continue to remain outstanding.

                 (g) Surrender of Note. By its acceptance of this Note, Investor agrees to surrender this Note to the Company for cancellation upon the effectiveness of the exchange of this Note and to take the other actions set forth in Section 3.1 of the Securityholders Agreement, or, if this Note shall not be exchanged, to surrender this Note to the Company for cancellation upon payment in full of all amounts outstanding under this Note. Upon the date provided for effectiveness of the exchange of this Note, this Note shall no longer represent the right to receive the principal and interest payment provided for above but shall be deemed to represent solely the right to receive the Membership Interest into which it is exchangeable on such date together with any payment deliverable upon such exchange pursuant to Section 3.2 of the Securityholders Agreement.

                 (h) No Obligation to Consummate Initial Public Offering. Notwithstanding the delivery of the Initial Public Offering Notice or any exercise by the Investor or the Company of the options to exchange this Note pursuant to clause (ii) of paragraphs (b) or (c) above, LCC shall have no obligation to file, or to cause New LCC to file, a registration statement in connection with an Initial Public Offering or to consummate an Initial Public Offering if a registration statement is so filed.

                 (i) No Obligation of Investor. Notwithstanding any other provision of this Agreement to the contrary, including Section 3(f) above, Investor shall have no obligation in connection with the transactions contemplated hereby to (i) agree to any divestiture of any shares of capital stock, partnership interests, business or businesses, assets or property or
(ii) permit the imposition of any limitations with respect to, or take any actions which could be adverse to, its businesses or the ownership or exercise of control over its assets, property, stock and partnership interests.

                 (j) Disposition of Membership Interest. During such period as this Note shall be outstanding, the Company shall not transfer that portion of the Membership Interest deliverable upon exchange of this Note.

     4.           Events of Default

                 (a) Events of Default. Each of the following shall constitute an Event of Default under this Note:

                          (i) Non-payment of Interest or Principal. If the Company fails to pay (i) the principal of this Note, when and as the same becomes due and payable, whether at the maturity thereof or otherwise, or (ii) any interest payment on this Note when and as the same becomes due and payable pursuant to Section 1 hereof, and such failure to pay interest shall have continued for five days; or

                          (ii)    Voluntary Bankruptcy and Insolvency
            Proceedings. If the Company, DLCC or any Material LCC Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978 or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company, LCC or such Material LCC Subsidiary or for all or any substantial part of its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

                          (iii) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication of the Company, LCC or any Material LCC Subsidiary as bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978 or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company, LCC or such Material LCC Subsidiary and the Company, LCC or such Material LCC Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged, stayed or denied within 60 days after the filing thereof: or

                          (iv) Receivership or Sequestration. If a decree or order is rendered by a court having jurisdiction (A) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company, LCC or any Material LCC Subsidiary, or of all or a substantial part of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 30 days, or (B) for the sequestration or attachment of any property of the Company, LCC or any Material LCC Subsidiary without its return to the possession of the Company, LCC or such Material LCC Subsidiary, or its release from such sequestration or attachment within 60 days thereafter.

                          (v) Event of Default Under LCC Note. Any Event of Default under the LCC Note.

                 (b) Acceleration. If any Event of Default shall have occurred and be continuing, Investor may, by notice to the Company, declare the entire outstanding principal of this Note, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of this Note, and said accrued and unpaid interest, shall become immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding, provided that if an Event of Default under clauses (ii), (iii) or (iv) of Section 4(a) shall have occurred with respect to the Company, the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding.

                 (c) Other Remedies. If any Event of Default shall have occurred and be continuing, Investor may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in the Note Purchase Agreement or in this Note or in the aid of the exercise of any power granted in the Note Purchase Agreement or in this Note, and Investor may enforce the payment of this Note and any of its other legal or equitable rights.

                 (d) Conduct No Waiver: Collection Expenses. No course of dealing on the part of Investor, nor any delay or failure on the part of Investor to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice Investor's rights, powers and remedies. If the Company fails to pay, when due, the principal or the interest on this Note, the Company will pay to Investor, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to all reasonable attorneys' fees, incurred by Investor in collecting any sums due on this Note. If the Company fails to comply with any provision of the Note Purchase Agreement, the Company will pay to Investor, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including, but not limited to, all reasonable attorneys' fees incurred by Investor in enforcing any of its rights.

                 (e) Remedies Cumulative. No right or remedy conferred upon or reserved to Investor under the Note Purchase Agreement or this Note is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law. Every right and remedy given by the Note Purchase Agreement or by applicable law to Investor may be exercised from time to time and as often as may be deemed expedient by Investor.

     5. Prepayment. This Note, together with any accrued and unpaid interest payable pursuant to Section 1 hereof, may be prepaid, in whole but not in part, by the Company without premium or penalty, not less than 30 nor more than 60 days after the receipt by Investor of written notice from the Company (the "Prepayment Notice") fixing the date for prepayment (the "Prepayment Date").

     6. Subordination. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, insolvency, receivership, reorganization or similar proceeding relating to the Company or its property, (i) holders of Senior Debt shall be entitled to receive payment in full of the Senior Debt before Investor shall be entitled to receive any payment of principal or interest on this Note, and (ii) until the Senior Debt is paid in full, any such distribution to which Investor would be entitled but for this Section 6 shall be made to holders of Senior Debt as their interests may appear, except that Investor may receive securities that are subordinated to Senior Debt to at least the same extent as this Note.

     7. Amendments and Waivers. No amendment or waiver or modification to this Note shall be effective unless in writing and signed by the Company and Investor.

     8. Assignment. Investor may not, without the prior written consent of the Company, transfer or assign to any Person all or any portion of this Note; provided, however, that Investor may assign this Note and its rights hereunder to (i) any purchaser of at least 50% of the assets of MCI Communications Corporation, a Delaware corporation ("MCI"), (ii) any majority owned subsidiary of MCI, or (iii) any entity other than an entity referred to in clauses (i) or (ii) above in which MCI shall own an equity interest provided that the assignment to any such entity shall have been consented to in writing by the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any assignee of Investor pursuant to the immediately preceding clauses (i) or (iii) shall concurrently with or prior to such assignment enter into a service agreement of comparable scope (in terms of both duration and economic value to LCC) to the Service Agreement referred to in Section 5.3 of the Note Purchase Agreement (the "Service Agreement") and under which such assignee shall engage LCC as the provider of all services, hardware and software to the extent provided for in the Service Agreement. Investor agrees, by its acceptance of this Note, that in connection with any such permitted assignment it shall cause the assignee to assume all obligations of Investor under, and shall transfer to such assignee all of Investor's rights under, the Securityholders Agreement. Any assignee of Investor pursuant to this Section 8 shall also be an assignee of Investor pursuant to Section 8 of the LCC Note.

     9. Notice. All notices or other communications (collectively, "notices") provided for or permitted to be given hereunder shall be in writing and shall be given by depositing the notice in the United States mail, addressed to the Person to be notified, postage paid and registered or certified with return receipt requested, or by such notice being delivered in person or by facsimile transmission to such party. Unless otherwise expressly set forth herein, notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to the Company or Investor shall be sent to or made at the address set forth below for such Person or such other address as that Person may specify by notice to the other Person.

         If to Investor, as follows:

                 MCI Telecommunications Corporation
                 1801 Pennsylvania Ave. N.W.
                 Washington, D.C.  20006


                 Telephone:       (202) 887-2375
                 Fax:             (202) 887-2390
                 Attn:            Chief Technology Officer

                 and

                 Telephone:       (202) 887-2016
                 Fax:             (202) 887-2195
                 Attn:            General Counsel

         With a copy to:

                 Fried, Frank, Harris, Shriver & Jacobson
                 Suite 800, 1001 Pennsylvania Avenue
                 Washington, D.C.  20004

                 Telephone:       (202) 639-7000
                 Fax:             (202) 639-7003
                 Attn:            Andrew P. Varney, Esq.


         If to the Company, as follows:

                 Dr. Rajendra Singh/Mr. Piyush Sodha
                 Telcom Ventures, L.L.C.
                 Arlington Courthouse II
                 2300 Clarendon Blvd., Suite 800
                 Arlington, Virginia  22201

                 Telephone:       (703) 351-6666
                 Fax:             (703) 516-4950
                 Attn:            Dr. Rajendra Singh/Mr. Piyush Sodha

         With a copy to:

                 John S. Fischer, Esq.
                 Telcom Ventures, L.L.C.
                 Arlington Courthouse II
                 2300 Clarendon Blvd., Suite 800
                 Arlington, Virginia 22201

                 Telephone:       (703) 351-6666
                 Fax:             (703) 516-4950
                 Attn:            John S. Fischer, Esq.


         10. No Recourse Against Others. No member or officer of the Company, as such, shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations of their creation. Investor, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.


         11. Governing Law. THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF, SHALL GOVERN THIS NOTE AND ITS CONSTRUCTION.

         12. Successors. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of Investor and its permitted successors and assigns.

         13. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14.     Certain Defined Terms.

          "Amended and Restated Limited Liability Company Agreement" means the Amended and Restated Limited Liability Company Agreement of LCC attached as Exhibit A to the Securityholders Agreement.

          "Business Day" means any day other than a Saturday, Sunday or a holiday on which national banking associations in New York City are required or permitted by law to be closed.

          "Closing Date" means June 27, 1994.

          "Company" means Telcom Ventures, L.L.C., a Delaware limited liability company.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Initial Public Offering" means the initial underwritten public offering of the capital stock of New LCC or, if the Members Committee determines that interests in a limited liability company (such as LCC) may be offered to the public as described in Section

3.3 of the Securityholders Agreement, the initial public offering of Membership Interests in LCC.

          "Initial Public Offering Notice" shall mean a notice by the Company or LCC to the Investor of the determination of the Members Committee to file a registration statement with the Securities and Exchange Commission in connection with an Initial Public Offering, which notice will be furnished by the Company or LCC as soon as practicable following any such determination by the Members Committee.

          "Investor" means MCI Telecommunications Corporation, a Delaware corporation.

          "LCC Note" means that Subordinated Note Due 2000 of LCC issued pursuant to the Note Purchase Agreement in the principal amount of $20,000,000.

          "LCC" means LCC, L.L.C., a Delaware limited liability company.

          "Material LCC Subsidiary" shall mean any majority-owned subsidiary of LCC which accounts for at least 20% of the consolidated net income of LCC and its subsidiaries.

          "Members Committee" means the Members Committee of LCC established pursuant to the Limited Liability Company Agreement.

          "Membership Interest" means a limited liability company interest in LCC, including rights to distributions (liquidating or otherwise), allocations, information and to consent or approve.

          "New LCC" means a corporation formed by LCC for the purposes of effecting an Initial Public Offering as contemplated by Section 3.3 of the Securityholders Agreement.

          "Person" means any natural person or entity.

          "Prepayment Date" shall have the meaning set forth in Section 5 hereof.

          "Prepayment Notice" shall have the meaning set forth in Section 5 hereof.

          "Section 3(a) Event" shall have the meaning set forth in Section 3(a) hereof.

          "Securityholders Agreement" means the Securityholders Agreement dated as of June 27, 1994 among the Company, Investor, LCC, TC Group, L.L.C., a Delaware limited liability company, and LCC incorporated.

          "Senior Debt" means: (i) any liability of the Company owed to any parry not an affiliate of the Company (a) for borrowed money, (b) evidenced by a note, debenture, bond or other instrument of indebtedness or (c) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others described in the preceding clause (i) which the Company has guaranteed or which is otherwise its legal liability; and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

          15. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note.

          IN WITNESS WHEREOF, Telcom Ventures L.L.C. has caused this Note to be executed on its behalf by the signature of its duly authorized officer.

                                      TELCOM VENTURES, L.L.C.




                                      BY: /s/ Rajendra Singh
                                         -------------------------------------
                                          Name:      RAJENDRA SINGH
                                          Title:     PRESIDENT





                                      -11-